Exhibit 99.1

loanDepot Announces Pricing of Initial Public Offering

FOOTHILL RANCH, Calif., February 11, 2021— LD Holdings Group LLC today announced that its newly formed affiliate, loanDepot, Inc. (“loanDepot”), has priced its initial public offering of 3,850,000 shares of its Class A common stock (“Common Stock”) at $14.00 per share. The offering consists of Common Stock being sold by loanDepot and Common Stock being sold by certain funds managed by Parthenon Capital Partners (“Selling Shareholders”). The shares are expected to begin trading today on the New York Stock Exchange, under the ticker symbol “LDI” and the offering is expected to close on February 16, 2021, subject to customary closing conditions.

loanDepot has granted the underwriters a 30-day option to purchase up to an additional 577,500 shares of Class A common stock at the initial public offering price, less underwriting discounts and commissions. loanDepot will use the net proceeds from the primary portion of the offering to purchase equity interests in LD Holdings Group LLC from certain unitholders. loanDepot will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. The offering is subject to market conditions, and there can be no assurance as to whether, or when, the offering may be completed or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC, BofA Securities, Credit Suisse and Morgan Stanley are acting as lead book-running managers for the offering. Barclays, Citigroup, Jefferies and UBS Investment Bank are acting as book running managers, and JMP Securities, Nomura, Piper Sandler, Raymond James, William Blair and AmeriVet Securities are acting as co-managers for the offering.

A registration statement relating to this offering was declared effective by the Securities and Exchange Commission on February 10, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by e-mail at dg.prospectus_requests@bofa.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, telephone: 1-800-221-1037 or by email usa.prospectus@credit-suisse.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain “forward-looking statements,” which reflect loanDepot’s current views with respect to, among other things, its operations and financial performance. You can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would” and “could.” These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the risks in the “Risk Factors” section of loanDepot, Inc.’s Registration Statement on Form S-1, dated February 9, 2021, which are difficult to predict. Therefore, current plans, anticipated actions, financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

About loanDepot:

An innovator since its inception in 2010, LD Holdings Group LLC and its subsidiaries (collectively, “loanDepot”) continues to disrupt the lending industry with its focus on creating the technologies needed to deliver seamless borrowing experiences to its customers. loanDepot debuted the industry’s first end-to-end fully digital loan, the mello smartloan™, in 2019. To date, loanDepot has funded over $275 billion in mortgage loans and ranks as one of the nation’s largest retail mortgage lenders and the second largest nonbank retail mortgage lender.

Investor Relations Contact:

Abe Gutierrez

Vice President, Investor Relations

(949) 860-8215

IR@loandepot.com

or

Nicole Carrillo

Executive Vice President, Chief Accounting Officer

(949) 575-5187

IR@loandepot.com

Media Contact:

Lori Wildrick

Vice President, Communications

(949) 330-8791

lwildrick@loandepot.com

LDI-IR